Acquisition of NorthStar Banking Corporation May 18, 2017 Exhibit 99.2

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks relating to the proposed NSBC merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations, severance, professional fees, and other expenses; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; as well as the difficulties and risks inherent with entering new markets. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. Cautionary Notice Regarding Forward-Looking Statements

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast Banking Corporation of Florida ("Seacoast") will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a proxy statement of NorthStar Banking Corporation (“NSBC") and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of NSBC. Investors and security holders of Seacoast and NSBC are urged to read the entire proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast's internet website or by contacting Seacoast.   Seacoast, NSBC, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 6, 2017 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Important Information For Investors And Shareholders

NorthStar Banking Corporation: Continuation of “Land and Expand” M&A Strategy in Tampa, FL High-Quality Expansion In Attractive Market Expands footprint in the Tampa MSA ($212 million of incremental assets as of March 31, 2017) This transaction moves Seacoast to a top 5 Florida based bank in the Tampa MSA, with assets over $550 million High growth potential by following Seacoast’s integration and digital marketing playbook Tampa-St. Petersburg is the 2nd largest MSA in Florida, with attractive growth characteristics, a diverse employment base and out-sized job market Anticipated Positive Financial Results Modest accretion in 2017, majority of impact in 2018 20%+ internal rate of return Dilution earn-back of approximately 1.4 years (crossover method) Strengthens Presence in Tampa MSA and Florida Overall Increases asset size in the Tampa MSA by 38% Opens NorthStar’s customer base and prospect list to Seacoast’s expanded products and services Follows Seacoast’s “land and expand” strategy

NorthStar Transaction Summary Transaction Value $32.1 million fully diluted, $16.00 per NSBC common share (1) Consideration Shareholders will receive 0.5605 shares of Seacoast common stock and $2.40 in cash for each share of NSBC common stock Options cashed out at the positive difference between $16.00 and the exercise price Closing Expected early fourth quarter 2017 Required Approvals Regulatory authorities NSBC shareholders Additional Details NSBC shareholders to own approximately 2.3% of Seacoast following transaction Approximately 56% cost savings; no revenue synergies assumed Gross loan credit mark of $4.8 million (3.25% of loans) Core deposit intangibles of 1.25% amortized straight line over 7 years (1) Based on Seacoast’s 20-day volume weighted average price of $24.26 as of May 16, 2017

Overview: NorthStar Bank Loan & Deposit Composition Assets: $211,797 Gross Loans: $136,663 Deposits: $167,796 Tangible Equity: $21,660 MRQ Key Financial Metrics ($000s) Retail Footprint Source: SNL Financial; Bank-level regulatory data as of March 31, 2017 MRQ Yield: 4.79% MRQ Cost of Deposits: 0.45% TCE / TA: 10.2% NPAs / Assets: 0.00% Efficiency Ratio: 82.24% Net Interest Margin: 3.94%

Prudent Loan Portfolio Mix Maintained Post Consolidation Combined $3,6753 million Combined Pro Forma Portfolio Mix $137 million2 $3,539 million1 1Includes acquisition of GulfShore Bancshares, Inc. and Palm Beach Community Bank; Bank-level regulatory data as of 3/31/2017 2Data as of 3/31/2017 3Does not include fair value adjustments Source: SNL Financial

2nd largest in Florida, 18th largest in the United States Tampa MSA’s population grew 7.6% compared to 4.4% nationally in last five years; is projected to grow 5.6% from 2016 to 2021 compared to 3.7% nationally Diverse set of employers headquartered in the MSA: Unemployment rate of 4.6% compared to the national unemployment rate of 5.0% Largest port in Florida; 7th largest in the U.S. Home to MacDill Air Force Base, the only military installation that hosts two, four-star Combatant Commands, the U.S. Central Command and U.S. Special Operations Command MacDill contributes $5 billion annually to the MSA’s economy Named the Best Big City in the Southeast U.S. by Money in 2015 Named the 2nd best city for Young Entrepreneurs by Forbes in 2015 Tampa is a Premier Florida Market Source: SNL Financial, Bureau of Labor Statistics.

Source: SNL Financial; deposit data as of 6/30/16 Pro Forma Deposit Market Share Impact (Tampa – St. Petersburg – Clearwater, FL) Combined Tampa / St. Petersburg Presence Offers Revenue Growth Opportunities And Increases Deposit Share In Key Market NorthStar Locations SBCF Locations

Agenda Acquisition Further Strengthens Seacoast’s Position In Florida, U.S.’s 3rd Largest State Southwest Florida Pop: 1,570,228 Pop Growth: 9.6% Treasure Coast/ Palm Beach Co. Pop: 1,956,515 Growth: 7.3% I-4 Corridor Pop: 7,128,386 Growth: 8.5% Projected Florida Population Growth, 2015 – 2020* * US Census Data Seacoast Customer Map Orlando MSA West Palm Beach, Ft Lauderdale MSA Port St Lucie MSA Tampa / St. Pete MSA

Summary: NorthStar Banking Corporation In-market acquisition that expands existing platform in the strategically important Tampa MSA, Florida’s 2nd largest Accelerates Seacoast growth timetable, is accretive in 2017 Leverages Seacoast’s proven integration capabilities Strengthens Seacoast’s attractive Florida franchise